UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2010

DST SYSTEMS, INC.
(Exact Name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

                                                                       1-14036                                                                                                                               43-1581814
                                                                         (Commission File Number)                                                                                                (IRS Employer Identification No.)

                                                                         333 West 11th Street, Kansas City, Missouri                                                                                 64105
                                                                               (Address of principal executive offices)                                                                                   (Zip Code)

(816) 435-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events

On December 8, 2010, the Board of Directors of DST Systems, Inc. (the "Company") authorized an additional 600,990 share repurchase to its existing share repurchase plan ("Expanded Authorization").  The plan, as amended, allows, but does not require, the repurchase of common stock in open market and private transactions through December 31, 2012.  As of the date of the Expanded Authorization, and taking it into account, there are 1,000,000 shares remaining to be purchased under the plan.  The Company may utilize one or more plans with its brokers or banks for pre-authorized purchases within defined limits pursuant to Rule 10b5-1 to effect all or a portion of such share repurchases.  At November 30, 2010, shares outstanding were 46,134,305.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DST SYSTEMS, INC.

Date:           December 10, 2010                                                           By:      /s/ Randall D. Young
           Name:  Randall D. Young
           Title:  Vice President and General Counsel